UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2017

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, Apollo Global Management, LLC (“AGM,” and together with its consolidated subsidiaries, “Apollo”) issued a press release announcing that effective January 1, 2018, Scott Kleinman and James Zelter will become its Co-Presidents. At that time, Messrs. Kleinman and Zelter also will become non-voting members of the Executive Committee (the “Executive Committee”) of the Board of Managers of AGM Management, LLC, the manager of AGM. Messrs. Kleinman and Zelter will report to Co-Founder and Senior Managing Director Joshua Harris.

Mr. Kleinman, age 44, has served since 2009 as Lead Partner for Apollo’s private equity business and a member of Apollo’s management committee. He joined the firm in 1996. Prior to 1996, he was a member of the Investment Banking division at Smith Barney Inc. from 1994 to 1996. Mr. Kleinman serves on the board of directors of Constellis Holdings, CH2M Hill Companies, Ltd., Hexion Holdings, LLC, Momentive Performance Materials Holdings, Inc., and Vectra Co. In 2014, he founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Overseers at the University of Pennsylvania School of Design. Mr. Kleinman received a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa.

Mr. Zelter, age 55, currently serves as the Managing Director and Chief Investment Officer of Apollo’s credit business and has served in such capacity since 2006. He is a member of Apollo’s management committee. Mr. Zelter is also Chief Executive Officer and a director of Apollo Investment Corporation. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for Citigroup’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion of Apollo’s credit platform. He is a board member of DUMAC, the investment management company that oversees both Duke University’s endowment and the Duke Endowment. Mr. Zelter has a B.A. in Economics from Duke University.

As senior Apollo professionals, Messrs. Kleinman and Zelter invest their own capital (or capital of estate planning vehicles that they control) directly in funds managed by Apollo and Apollo-affiliated entities as described in AGM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Messrs. Kleinman and Zelter (or certain transferees) also indirectly hold Apollo Operating Group Units that they may exchange for Class A shares of AGM pursuant to an exchange agreement and receive certain payments in connection therewith pursuant to a tax receivable agreement, as described in AGM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Effective on January 1, 2018, in connection with their respective new appointments, the Executive Committee has approved new compensation arrangements for Messrs. Kleinman and Zelter and, on November 12, 2017, Apollo entered into letter agreements with each of Messrs. Kleinman and Zelter providing for these arrangements in connection their appointment as Co-Presidents. These new compensation arrangements for the Co-Presidents were designed to further align their interests with AGM’s investors. The material terms of the new compensation arrangements are summarized below.

Under his letter agreement, Mr. Kleinman will receive a one-time grant of 800,000 restricted share units (“RSUs”) covering Class A shares of AGM, such grant to be made in the first quarter of 2018 under AGM’s omnibus equity incentive plan. The RSUs will vest on the first five anniversaries of January 1, 2018, subject to Mr. Kleinman’s continued employment on each such date and the terms of the associated RSU award agreement. The RSUs will accrue distribution equivalents from the date of grant, irrespective of vesting.

Mr. Zelter’s letter agreement, which amends his existing employment agreement, provides for a base salary of $100,000. Under the letter agreement, Mr. Zelter will receive a one-time grant of 2,500,000 RSUs under AGM’s omnibus equity incentive plan, which RSUs will be granted contemporaneous with and subject to the same vesting and other terms as Mr. Kleinman’s RSU grant, including the accrual of distribution equivalents from the date of grant, irrespective of vesting.

Mr. Zelter’s letter agreement also provides for his participation, directly or indirectly, in incentive income distributions made by funds managed, sponsored or advised by Apollo’s credit business, with the same vesting terms as apply to other participating credit investment professionals generally. These amounts are payable partly in cash and partly in RSUs or Class A shares of AGM. Mr. Zelter’s participation in this incentive income supersedes and replaces the profits interests and other similar interests and rights in respect of funds managed, sponsored or advised by Apollo’s credit business that were previously granted to him.

Apollo also is entering into a customary indemnification agreement with Mr. Kleinman in the same form that applies to AGM’s other executive officers and to its Board. Mr. Zelter already is party to such an indemnification agreement with Apollo.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Apollo Global Management, LLC, dated November 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: November 16, 2017	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer